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                                                                    EXHIBIT 5.1


                     [Willkie Farr & Gallagher Letterhead]

July 26, 1996

Prime Hospitality Corp.
700 Route 46 East
Fairfield, NJ  07007-2700

Re:  Registration Statement on Form S-3 (No. 333-7431)


Ladies and Gentlemen:

Prime Hospitality Corp. (the "Company") has requested our opinion in connection with the Registration Statement on Form S-3 (No. 333-7431) (the "Registration Statement") relating to 8,625,000 shares of Common Stock, par value $.01 per share (the "Shares") of the Company.

We have examined copies of the Certificate of Incorporation and ByLaws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials. In rendering this opinion, we have also assumed that there will be no changes in applicable law or facts between the date hereof and any date of issuance of the Shares and that the provisions of all applicable federal and state securities laws have been complied with.

Based upon and subject to the foregoing, we are of the opinion that (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and (ii) the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be duly authorized and validly issued and will be fully paid and non-assessable.

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Prime Hospitality Corp.
July 26, 1996
Page 2

We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement, (ii) the incorporation by reference of this opinion in an abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional shares of Common Stock in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Registration Statement and (iii) the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Very truly yours,

Willkie Farr & Gallagher